Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL

OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joseph Isaacs, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)

The Annual Report on Form 10-K of Cumberland Hills Ltd. (the “Company”) for the fiscal year ended December 31, 2012 (the “Report”) fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date:    February 28, 2013

/s/ Joseph Isaacs

Joseph Isaacs,

CEO, President, Secretary/Treasurer, and Director

(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)